UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jennifer Carr-Smith, Peter Faricy, Brenda Freeman and Barry Salzberg to Board of Directors

On September 29, 2020, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Blue Apron Holdings, Inc. (the “Company”) appointed Jennifer Carr-Smith, Peter Faricy, Brenda Freeman and Barry Salzberg as members of the Board, effective October 15, 2020. Ms. Carr-Smith and Ms. Freeman were appointed to serve in Class II with terms expiring at the Company’s 2022 annual meeting of stockholders, Mr. Faricy was appointed to serve in Class III with a term expiring at the Company’s 2023 annual meeting of stockholders and Mr. Salzberg was appointed to serve in Class I with a term expiring at the Company’s 2021 annual meeting of stockholders, and each shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

In connection with their appointment to the Board, the Board also appointed Ms. Carr-Smith to serve as the chair of the Board’s Compensation Committee and as a member of the Audit Committee; Mr. Faricy to serve as a member of the Board’s Compensation and Nominating and Corporate Governance Committees; and Ms. Freeman to serve as chair of the Board’s Nominating and Corporate Governance Committee and as a member of the Audit Committee. The Board has determined that each of Ms. Carr-Smith, Mr. Faricy and Ms. Freeman satisfies all applicable requirements to serve on such committees.

Each of Ms. Carr-Smith, Mr. Faricy, Ms. Freeman and Mr. Salzberg will receive compensation for his or her service as a non-employee director in accordance with the Company’s non-employee director compensation policy, as further described in the proxy statement relating to the Company’s 2020 annual meeting of stockholders as filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2020. On September 29, 2020, the Board amended the Company’s non-employee director compensation policy to reduce the aggregate fair market value of the initial restricted stock unit award grants and annual restricted stock unit award grants from $125,000 to $85,000.

The Company and each of Ms. Carr-Smith, Mr. Faricy, Ms. Freeman and Mr. Salzberg will enter into the Company’s standard form of indemnification agreement, a copy of which was filed with the SEC on June 19, 2017 as Exhibit 10.2 to the Registration Statement on Form S-1.

There are no family relationships between Ms. Carr-Smith, Mr. Faricy, and Ms. Freeman and any of the Company’s directors or executive officers and none of Ms. Carr-Smith, Mr. Faricy, and Ms. Freeman has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended. Mr. Salzberg is the father of Matthew B. Salzberg, the chairman of the Board, and is deemed to be the beneficial owner of approximately 34.8% of the voting power of the Company’s outstanding capital stock as of August 31, 2020. Mr. Salzberg does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended. There were no arrangements or understandings by which Ms. Carr-Smith, Mr. Faricy, Ms. Freeman and Mr. Salzberg were named as directors.

Resignations of Julie M.B. Bradley, Tracy Britt Cool, Gary R. Hirshberg and Brian P. Kelley from Board of Directors

On September 29, 2020, Julie M.B. Bradley, Tracy Britt Cool, Gary R. Hirshberg and Brian P. Kelley resigned as directors of the Company, effective October 15, 2020. Their resignations are not the result of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the operations, policies or practices of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: September 30, 2020	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary